Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-63515) pertaining to the Stock Compensation Program and 1994 Non-Employee Director Stock Option Plan of Emerson Radio Corp. of our report dated June 11, 2001, with respect to the consolidated financial statements and schedule of Emerson Radio Corp. and Subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2001.




                                                        /s/Ernst & Young LLP



New York, New York
June 26, 2001